       As filed with the Securities and Exchange Commission on May 1, 1997

                                                 Registration No. 333-
                                                                       ------
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                             --------------------


                            FIELDWORKS, INCORPORATED
             (Exact name of registrant as specified in its charter)

             Minnesota                                       41--1731723
    (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or organization)                      Identification No.)

         9961 Valley View Road
        Eden Prairie, Minnesota                                 55344
(Address of principal executive offices)                      (Zip Code)


                     FIELDWORKS, INCORPORATED 1994 LONG-TERM
                         INCENTIVE AND STOCK OPTION PLAN
                            (Full title of the plan)

                          DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                                 Gary J. Beeman
                             Chief Executive Officer
                            FIELDWORKS, INCORPORATED
                              9961 Valley View Road
                          Eden Prairie, Minnesota 55344

                     (Name and address of agent for service)

                                 (612) 947-0856
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                     Proposed       Proposed
  Title of                           maximum        maximum
securities             Amount to     offering       aggregate      Amount of
   to be                  be         price per      offering      registration
registered            Registered     share(1)       price(1)          fee
-------------------------------------------------------------------------------
Common Stock
($.001 par value)  1,800,000 shares   $5.375       $9,675,000       $2,931.82

===============================================================================


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the last sale price as reported by the Nasdaq National Market on April 28, 1997.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

               The following documents, which have been filed by Fieldworks, Incorporated (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

               (a) The Company's prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act of 1933"), on March 20, 1997.

               (b)  Not applicable.

               (c) The description of the Company's capital stock contained in the registration statement on Form 8-A filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

               Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

               Section 302A.521 of the Minnesota Statutes provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and
Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions in such person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

           Provisions regarding indemnification of officers and directors of the Company to the extent permitted by Section 302A.521 are contained in the Company's Second Amended and Restated Bylaws.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

           No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.
         --------

           4.1 Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-18335).

           4.2 Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, Registration No. 333-18335).

           5.1      Opinion and Consent of Dorsey & Whitney LLP

           23.1     Consent of Arthur Andersen LLP

           23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

           24.1     Power of Attorney

Item 9.  Undertakings.
         ------------

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) above will not apply if
--------  -------
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 30th day of April, 1997


                                         Fieldworks, Incorporated

                                         By       /s/ Gary J. Beeman
                                           -------------------------------------
                                         Gary J. Beeman
                                         Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of April, 1997.


            Signature                                 Title
            ---------                                 -----
 /s/ Gary J. Beeman                       Chief Executive Officer
---------------------------------         and Director (principal executive
Gary J. Beeman                            officer)

 /s/ Steven A. Manske                     Vice President Finance (principal
---------------------------------         financial and accounting officer)
Steven A. Manske

           *                              Director
---------------------------------
Robert Heller


           *                              Director
---------------------------------
George E. Kline


           *                              Chairman of the Board of Directors
---------------------------------
David C. Malmberg


           *                              Director
---------------------------------
Robert C. Szymborski



*By     /s/ Gary J. Beeman
   ------------------------------
       Gary J. Beeman
       Attorney-in-Fact


                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                                             Page
-------                                                                             ----
4.1       Second Amended and Restated Articles of Incorporation         Previously Filed

4.2       Second Amended and Restated Bylaws                            Previously Filed

5.1       Opinion and Consent of Dorsey & Whitney LLP

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

24.1      Power of Attorney
